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                                                                Exhibit 11.1



                      American Dental Technologies, Inc.
              Statement Re: Computation of Net Income Per Share




                                                                     Three Months Ended
                                                                          March 31
                                                                     1997         1996*
                                                                 ---------------------------

Primary net income per share:

Weighted average shares outstanding                              6,945,130       3,934,714
Net effect of dilutive stock options based on the
 treasury stock method using average market
 price or the initial public offering price                         13,510          30,363
Dilutive effect of stock options and warrants                      750,066         349,628
                                                                ----------      ----------

Weighted average number of common
 and common equivalent shares                                    7,708,707       4,314,705
                                                                ==========      ==========

Net income available for common stockholder                     $  886,274      $  448,310
                                                                ==========      ==========

Net income per common share                                     $     0.12      $     0.10
                                                                ==========      ==========


Fully diluted net income per share:

Weighted average shares outstanding                              6,945,130       3,934,714
Net effect of dilutive stock options based on the
 treasury stock method using average market
 price or the initial public offering price                         13,510          30,363
Dilutive effect of stock options and warrants                    1,056,977         692,328
                                                                ----------      ----------
Weighted average number of common
 and common equivalent shares                                    8,015,617       4,657,405
                                                                ==========      ==========

Net income available for common stockholder                     $  886,274      $  448,310
                                                                ==========      ==========

Net income per common share                                     $     0.11      $     0.10
                                                                ==========      ==========



*The number of shares reflect the effects of a one-for-four reverse stock split which was effective March 17, 1997, calculated without regard to fractional interests.